UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210, Vancouver, British Columbia,	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbols:	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CIO CIO.PrA	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 10, 2021, City Office REIT, Inc. (the “Company”) closed on the sale of Core Cherry Limited Partnership, an indirect, wholly-owned subsidiary of the Company through which the Company owned the Cherry Creek property in Denver, Colorado (“Cherry Creek”), to an unaffiliated third party. The gross sales price was $95.0 million, exclusive of customary transactions costs. The Company submits this Current Report on Form 8-K to provide certain financial information related to its disposition of Cherry Creek as required by Item 9.01(b) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2020

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2020

Unaudited Pro Forma Consolidated Statement of Comprehensive Income for the nine months ended September 30, 2020

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2019

Unaudited Pro Forma Consolidated Statement of Comprehensive Income for the year ended December 31, 2019

Notes to Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pro Forma Consolidated Financial Statements

(Unaudited)

On February 10, 2021, City Office REIT, Inc. (the “Company,” “we,” “our” or “us”) closed on the sale of Core Cherry Limited Partnership (“Cherry Creek”) in Denver, Colorado for a gross sales price of $95.0 million. The Company does not have a material relationship with the buyer of the Cherry Creek property and the disposition is not an affiliated transaction.

The accompanying unaudited Pro Forma Consolidated Balance Sheet is presented as of September 30, 2020 and the unaudited Pro Forma Consolidated Statements of Operations and unaudited Pro Forma Consolidated Statements of Comprehensive Income are presented for the nine-month period ended September 30, 2020 and the year ended December 31, 2019 and include certain pro forma adjustments to illustrate the estimated effect of the Company’s disposition of the Cherry Creek property. The City Office REIT, Inc. Historical columns have been derived from the audited financial statements for the year ended December 31, 2019 and from the interim financial statements as of and for the nine-month period ended September 30, 2020.

On the unaudited Pro Forma Consolidated Balance Sheet, the pro forma adjustments reflect the removal of the disposed property as if the transaction had occurred on September 30, 2020. On the unaudited Pro Forma Consolidated Statement of Operations, for the nine-month period ended September 30, 2020 and the year ended December 31, 2019, the pro forma adjustments reflect the removal of historical revenues and expenses of the disposed property for the periods presented as if the transaction had occurred on January 1, 2019. The unaudited Pro Forma Consolidated Statements of Operations exclude any nonrecurring charges or credits directly attributable to the disposition.

The unaudited Pro Forma Consolidated Financial Statements set forth below are not fact and there can be no assurance that the Company’s results would not have differed significantly from those set forth below if the disposition had actually occurred on January 1, 2019. Accordingly, the unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the disposition of the property occurred on the date indicated, nor are they indicative of our future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or its ultimate performance compared to it.

Pro forma information is intended to provide investors with information about the impact of transactions by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. This pro forma consolidated information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2019 and on Form 10-Q for the nine-month period ended September 30, 2020. The adjustments made to historical financial information give effect to events that are directly attributable to the disposition of the property and are factually supportable. The unaudited Pro Forma Consolidated Financial Statements are prepared in accordance with Article 11 of Regulation S-X.

City Office REIT, Inc.

Pro Forma Consolidated Balance Sheet

As of September 30, 2020

(Unaudited)

(In thousands, expect par value and share data)

	City Office REIT, Inc. Historical	Disposition of Cherry Creek		City Office REIT, Inc. Pro Forma
Assets
Real estate properties, net	$999,015	$(40,957	) A	$958,058
Cash and cash equivalents	38,399	48,937	B	87,336
Restricted cash	17,962	(1,707	) B	16,255
Rents receivable, net	34,756	(2,868	) A	31,888
Deferred leasing costs, net	14,954	(150	) A	14,804
Acquired lease intangible assets, net	51,552	(2,571	) A	48,981
Other assets	16,174	(20	) A	16,154

Total Assets	$1,172,812	$664		$1,173,476

Liabilities and Equity
Liabilities:
Debt	$678,533	$(46,073	) B	$632,460
Accounts payable and accrued liabilities	32,633	(480	) A	32,153
Deferred rent	6,103	(1	) A	6,102
Tenant rent deposits	5,418	—		5,418
Acquired lease intangible liabilities, net	6,484	—		6,484
Other liabilities	18,523	—		18,523

Total Liabilities	747,694	(46,554)		701,140

Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding	112,000	—		112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 43,397,117 shares issued and outstanding	433	—		433
Additional paid-in capital	478,774	—		478,774
Accumulated deficit	(164,917)	47,218	A	(117,699)
Accumulated other comprehensive loss	(2,190)	—		(2,190)

Total Stockholders’ Equity	424,100	47,218		471,318
Non-controlling interests in properties	1,018	—		1,018

Total Equity	425,118	47,218		472,336

Total Liabilities and Equity	$1,172,812	$664		$1,173,476

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2020

(Unaudited)

(In thousands, expect per share data)

	City Office REIT, Inc. Historical	Disposition of Cherry Creek		City Office REIT, Inc. Pro Forma
Rental and other revenues	$121,000	$(6,459	) AA	$114,541

Operating expenses:
Property operating expenses	43,666	(1,922	) AA	41,744
General and administrative	8,025	—		8,025
Depreciation and amortization	45,222	(1,755	) AA	43,467

Total operating expenses	96,913	(3,677)		93,236

Operating income	24,087	(2,782)		21,305
Interest expense:
Contractual interest expense	(19,773)	1,513	AA	(18,260)
Amortization of deferred financing costs and debt fair value	(993)	94	AA	(899)

	(20,766)	1,607		(19,159)
Net gain on sale of real estate property	1,347	—		1,347

Net income	4,668	(1,175)		3,493
Less:
Net income attributable to non-controlling interests in properties	(514)	—		(514)

Net income attributable to the Company	4,154	(1,175)		2,979
Preferred stock distributions	(5,565)	—		(5,565)

Net loss attributable to common stockholders	$(1,411)	$(1,175)		$(2,586)

Net loss per common share:
Basic	$(0.03)			$(0.05)

Diluted	$(0.03)			$(0.05)

Weighted average common shares outstanding:
Basic	48,508			48,508

Diluted	48,508			48,508

Dividend distributions declared per common share	$0.450			$0.450

City Office REIT, Inc.

Pro Forma Consolidated Statements of Comprehensive Income

For the Nine Months Ended September 30, 2020

(Unaudited)

(In thousands)

	City Office REIT, Inc. Historical	Disposition of Cherry Creek		City Office REIT, Inc. Pro Forma
Net income	$4,668	$(1,175	)AA	$3,493
Other comprehensive loss:
Unrealized cash flow hedge loss	(3,091)	—		(3,091)
Amounts reclassified to interest expense	186	—		186

Other comprehensive loss	(2,905)	—		(2,905)

Comprehensive income	1,763	(1,175)		588
Less:
Comprehensive income attributable to non-controlling interests in properties	(514)	—		(514)

Comprehensive income attributable to the Company	1,249	(1,175)		74
Preferred stock distributions	(5,565)	—		(5,565)

Comprehensive loss attributable to common stockholders	$(4,316)	$(1,175)		$(5,491)

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2019

(Unaudited)

(In thousands, expect per share data)

	City Office REIT, Inc. Historical	Disposition of Cherry Creek		City Office REIT, Inc. Pro Forma
Rental and other revenues	$156,297	$(7,439	)AA	$148,858

Operating expenses:
Property operating expenses	57,316	(2,340	)AA	54,976
General and administrative	11,066	—		11,066
Depreciation and amortization	59,159	(2,164	)AA	56,995

Total operating expenses	127,541	(4,504)		123,037

Operating income	28,756	(2,935)		25,821
Interest expense:
Contractual interest expense	(28,401)	2,034	AA	(26,367)
Amortization of deferred financing costs and debt fair value	(1,325)	125	AA	(1,200)

	(29,726)	2,159		(27,567)
Net gain on sale of real estate property	3,412	—		3,412

Net income	2,442	(776)		1,666
Less:
Net income attributable to non-controlling interests in properties	(644)	—		(644)

Net income attributable to the Company	1,798	(776)		1,022
Preferred stock distributions	(7,420)	—		(7,420)

Net loss attributable to common stockholders	$(5,622)	$(776)		$(6,398)

Net loss per common share:
Basic	$(0.13)			$(0.15)

Diluted	$(0.13)			$(0.15)

Weighted average common shares outstanding:
Basic	43,997			43,997

Diluted	43,997			43,997

Dividend distributions declared per common share	$0.940			$0.940

City Office REIT, Inc.

Pro Forma Consolidated Statements of Comprehensive Income

For the Year Ended December 31, 2019

(Unaudited)

(In thousands)

	City Office REIT, Inc. Historical	Disposition of Cherry Creek		City Office REIT, Inc. Pro Forma
Net income	$2,442	$(776	)AA	$1,666
Other comprehensive income:
Unrealized cash flow hedge gain	821	—		821
Amounts reclassified to interest expense	(106)	—		(106)

Other comprehensive income	715	—		715

Comprehensive income	3,157	(776)		2,381
Less:
Comprehensive income attributable to non-controlling interests in properties	(644)	—		(644)

Comprehensive income attributable to the Company	2,513	(776)		1,737
Preferred stock distributions	(7,420)	—		(7,420)

Comprehensive loss attributable to common stockholders	$(4,907)	$(776)		$(5,683)

City Office REIT, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(A) On February 10, 2021, the Company closed on the sale of the Cherry Creek property for a gross sales price of $95.0 million. The Company received the sales proceeds and removed the carrying value of the disposed Cherry Creek property as shown below.

(In thousands)
Gross sales price	$95,000
Closing and transaction costs	(1,697)

Net sales proceeds	93,303
Less: Carrying value of real estate assets	(40,957)
Less: Carrying value of unamortized lease intangible assets	(2,571)
Less: Carrying value of unamortized deferred leasing costs	(150)
Less: Carrying value of other assets	(2,888)
Less: Carrying value of other liabilities	481

Pro forma gain	$47,218

The pro forma gain is not reflected in unaudited Pro Form Consolidated Statement of Operations as the effect of the gain is nonrecurring.

(B) In connection with the sale of the Cherry Creek property, debt of $46.1 million was repaid and related restricted cash escrows of $1.7 million will be released. The remaining net sales proceeds of $48.9 million are reflected as an increase to cash on the unaudited Pro Forma Consolidated Balance Sheet.

2. Adjustments to Unaudited Pro Forma Consolidated Statement of Operations and Unaudited Pro Forma Consolidated Statements of Comprehensive Income

(AA) These pro forma adjustments remove the actual historical revenue and expenses from the operations of the Cherry Creek property under the Company’s ownership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: February 16, 2021	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer and Director